SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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     Rule 14a-11(c) or Rule 14a-12


                                 ARTISOFT, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                 ARTISOFT, INC.

                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 2001


     Notice is hereby given that the annual meeting of shareholders of Artisoft, Inc., a Delaware corporation, (the "Company") will be held at Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109 on Thursday, November 8, 2001, at 10:00 a.m. for the following purposes:

     1.   To elect two Directors to serve for the ensuing three years.

     2. To authorize the issuance and sale pursuant to a Purchase Agreement dated August 8, 2001 of (i) an aggregate of up to 1,240,000 shares of the Company's Series B Preferred Stock, $1.00 par value per share (the "Series B Preferred"), at a per share price of $2.50, which shares will initially be convertible into shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), at a rate of one share of Common Stock for each share of Series B Preferred and
          (ii) warrants to purchase an aggregate of up to 1,240,000 shares of Common Stock at an initial per share exercise price of $3.75.

     3. To ratify the selection of KPMG LLP as the Company's independent accountants for the current fiscal year.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 10, 2001 are entitled to notice of, and to vote at, the meeting.

     Management and the Board of Directors cordially invite you to attend the annual meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.


                       By Order of the Board of Directors


                       MICHAEL J. O'DONNELL
                       SECRETARY

Cambridge, Massachusetts
October 12, 2001

                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 2001


     The Board of Directors of Artisoft, Inc. solicits your proxy in the form enclosed to use at the annual meeting of shareholders to be held at Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109 on Thursday, November 8, 2001, at 10:00 a.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement, together with the Company's Annual Report to Shareholders for 2001, are being mailed to shareholders on or about October 12, 2001.

VOTING SECURITIES AND VOTES REQUIRED

     Only shareholders of record at the close of business on September 10, 2001, may vote at the 2001 Annual Meeting or any adjournment or postponement thereof, notwithstanding any transfer on the books of the Company thereafter. As of that date, there were 15,737,668 shares of Common Stock and 1,560,000 shares of Series B Preferred outstanding. Each shareholder of record is entitled to one vote for each share of Common Stock or Series B Preferred registered in his or her name. Cumulative voting is not permitted.

     A majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for shareholder approval) shall constitute a quorum for the transaction of business at the 2001 Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred, voting together as a single class, present or represented by proxy and voting on the respective matter is required to approve each matter to be considered at the Annual Meeting, except for the proposal to authorize the issuance and sale of Series B Preferred and Warrants to purchase Common Stock. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the proposal to authorize the issuance and sale of Series B Preferred and Warrants to purchase Common Stock. Shares of stock issued in connection with that certain Purchase Agreement dated August 8, 2001among the Company and the investors party thereto and outstanding as of the record date for the Annual Meeting, of which there are only shares of Series B Preferred, will not be counted as shares voting on the proposal to authorize the issuance and sale of Series B Preferred and Warrants to purchase Common Stock.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will not affect the voting on items submitted to the shareholders for approval at the Annual Meeting.

     All valid proxies received before the 2001 Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the 2001 Annual Meeting and voting in person (attendance at the 2001 Annual Meeting will not in and of itself constitute revocation of a proxy).

     Proxies will be tabulated by the Company's transfer agent, ComputerShare Investor Services. The Company shall, in advance of the election of directors, appoint one or more Inspectors of Election to count all votes and ballots at the meeting and make a written report thereof.

EXPENSE OF PROXY SOLICITATION

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic communications and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth (i) as of September 14, 2001, except as otherwise noted, information regarding the beneficial ownership of the Company's Common Stock and (ii) as of August 8, 2001, except as otherwise noted, information regarding the beneficial ownership of the Company's Series B Preferred Stock by (a) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock or Preferred Stock, as the case may be, (b) each director of the Company, (c) each of the Named Officers, and (d) all executive officers and directors as a group. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person or entity listed below has sole voting and/or investment power with respect to the shares listed.

                                                                                                         OWNERSHIP OF
                                                                             SHARES OF                   COMMON STOCK
                                                                             SERIES B                    AND SERIES B
                                                SHARES OF                    PREFERRED      OWNERSHIP     PREFERRED
                                               COMMON STOCK    OWNERSHIP       STOCK       OF SERIES B    (ON AN AS-
                                               BENEFICIALLY    OF COMMON    BENEFICIALLY    PREFERRED     CONVERTED
BENEFICIAL OWNER                                  OWNED         STOCK(1)      OWNED(2)       STOCK(3)     BASIS)(4)
----------------                                  -----         --------     ---------      ---------    ----------
Gerald R. Forsythe (5).......................   2,616,159        16.6%             --           --          12.0%
  1075 Noel Avenue
  Wheeling, IL 60090
S Squared Technology Corp (6) ...............   1,328,300         8.4%             --           --           6.1%
  515 Madison Avenue
  New York, NY 10022
Michael P. Downey (7)........................     261,668         1.7%             --           --           1.2%
Francis E. Girard (8)........................      58,335          *               --           --            *
Robert H. Goon (9)...........................      10,001          *               --           --            *
Kathryn B. Lewis (10)........................      44,535          *               --           --            *
Steven G. Manson (11)........................     159,640          *               --           --            *
Christopher Brookins (12)....................     116,772          *               --           --            *
D. Terry Fagin (9)...........................       6,375          *               --           --            *
Paul Gregory Burningham (13).................      24,891          *               --           --            *
Carol J. Meier (14)..........................      24,791          *               --           --            *
All directors and executive officers
  as a group (11 persons) (15)...............     756,384         4.7%             --           --           3.5%
Special Situations Fund L.P. ................   2,100,000 (16)   11.8%      2,100,000 (17)      75%         19.3%
Gruber & McBaine Capital Management, LLC.....     788,500 (18)    4.8%        700,000 (19)      25%          6.8%

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*    Less than 1%
(1) In calculating the percentage of the Company's Common Stock beneficially owned by each person or entity listed, the number of shares deemed outstanding consists of the 15,737,668 shares actually outstanding as of September 14, 2001, plus, for that person or entity only, any shares subject to options that were exercisable on, or within 60 days after, September 14, 2001 or warrants that were exercisable upon issuance.
(2) Consists of an aggregate of 1,560,000 shares of Series B Preferred beneficially owned by such holders on August 8, 2001 and an aggregate of 1,240,000 shares of Series B Preferred that such holders have the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to a Purchase Agreement dated August 8, 2001 (the "Purchase Agreement") (SEE Proposal Two). Each share of Series B Preferred currently converts into one share of Common Stock.
(3) In calculating the percentage of the Company's Series B Preferred beneficially owned by each entity listed, the number of shares of Series B Preferred deemed outstanding, 2,800,000 shares, consists of an aggregate of 1,560,000 shares of Series B Preferred issued by the Company and beneficially owned by Special Situations Fund L.P. on August 8, 2001 and an aggregate of 1,240,000 shares of Series B Preferred that Special Situations Fund L.P. and Gruber and McBaine Capital Management, LLC., have the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement (SEE Proposal Two).
(4) In calculating the percentage ownership of the Company's Common Stock beneficially owned by each entity or person listed, the number of shares deemed outstanding, 21,759,539 shares, consists of 15,737,668 shares of Common Stock actually outstanding on September 14, 2001; 421,351 shares of Common Stock subject to outstanding options that were exercisable on, or within 60 days after, September 14, 2001; 1,560,000 shares of Common Stock subject to warrants that were exercisable on August 8, 2001; 1,560,000 shares of Common Stock issuable upon conversion of 1,560,000 shares of Series B Preferred outstanding on August 8, 2001; 1,240,000 shares of Common Stock issuable upon conversion of 1,240,000 shares of Series B Preferred that Special Situations Fund L.P. and Gruber & McBaine Capital Management, LLC., have the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; and 1,240,000 shares of Common Stock issuable upon exercise of warrants for an aggregate of 1,240,000 shares of Common Stock which Special Situations Fund L.P. and Gruber & McBaine Capital Management, LLC., have the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement. The number of shares beneficially owned by each person or entity includes Common Stock beneficially owned as of September 15, 2001; options exercisable on or within 60 days after, September 15, 2001; Series B Preferred beneficially owned as of August 8, 2001 (on an as-converted to common stock basis), Series B Preferred which such person or entity has the right to acquire on or before December 31, 2001; Common Stock issuable upon exercise of fully vested and exercisable warrants outstanding on August 8, 2001; and Common Stock issuable upon exercise of fully vested and exercisable warrants which Special Situations Fund L.P. and Gruber & McBaine Capital Management, LLC., have the right to acquire on or before December 31, 2001.
(5) Beneficial ownership as reported in an amendment to Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on April 12, 2001.
(6) Beneficial ownership as reported in Schedule 13G filed with the Commission on February 14, 2001
(7)  Includes 46,668 shares of Common Stock subject to stock options.
(8)  Includes 18,335 shares of Common Stock subject to stock options.
(9)  All shares of Common Stock subject to stock options.
(10) Includes 42,535 shares of Common Stock subject to stock options.
(11) Includes 129,373 shares of Common Stock subject to stock options.
(12) Includes 106,772 shares of Common Stock subject to stock options.
(13) Includes 24,791 shares of Common Stock subject to stock options.
(14) Includes 22,708 shares of Common Stock subject to stock options.
(15) Includes 421,351 shares of Common Stock subject to stock options.
(16) Includes 847,600 shares of Common Stock subject to a fully vested and exercisable warrant issued by the Company to Special Situations Fund III, L.P. on August 8, 2001 pursuant to the Purchase Agreement and 292,400 shares of Common Stock subject to a fully vested and exercisable warrant that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 282,000 shares of Common Stock subject to a fully vested and exercisable warrant issued by the Company to Special Situations Cayman Fund, L.P. on August 8, 2001 pursuant to the Purchase Agreement and 98,000 shares of Common Stock subject to a fully vested and exercisable warrant that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 282,000 shares of Common Stock subject to a fully vested and exercisable warrant issued by the Company to Special Situations Private Equity Fund, L.P. on August 8, 2001 pursuant to the Purchase Agreement and 98,000 shares of Common Stock subject to a fully vested and exercisable warrant that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; and 148,400 shares of Common Stock subject to a fully vested and exercisable warrant issued by the Company to Special Situations Technology Fund, L.P. on August 8, 2001 pursuant to the Purchase Agreement and 51,600 shares of Common Stock subject to a fully vested and exercisable warrant that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement. The address for each entity is 153 E. 53rd Street, New York, N.Y. 10022.
(17) Includes 847,600 shares of Series B Preferred beneficially owned by Special Situations Fund III, L.P. on August 8, 2001 and 292,400 shares of Series B Preferred that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 282,000 shares of Series B Preferred beneficially owned by Special Situations Cayman Fund, L.P. on August 8, 2001 and 98,000 shares of Series B Preferred that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 282,000 shares of Series B Preferred beneficially owned by Special Situations Private Equity Fund, L.P. on August 8, 2001 and 98,000 shares of Series B Preferred that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement and 148,400 shares of Series B Preferred beneficially owned by Special Situations Technology Fund, L.P. on August 8, 2001 and 51,600 shares of Series B Preferred that such entity has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement.
(18) Includes 11,500 shares of Common Stock benefically owned by Lagunitas Partners, L.P. and 448,000 shares of Common Stock subject to a fully vested and exercisable warrant which Lagunitas Partners, L.P. has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 140,000 shares of Common Stock subject
     to  a  fully  vested  and  exercisable   warrant  which  Gruber  &  McBaine
     International has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 77,000 shares of Common Stock benefically owned by Jon Gruber and 80,000 shares of Common Stock subject to a fully vested and exercisable warrant which Jon Gruber has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 16,000 shares of Common Stock subject to a fully vested and exercisable warrant which the F/B/O Lindsay Deroy Gruber Trust Dated December 27, 1976 has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; and 16,000 shares of Common Stock subject to a fully vested and exercisable warrant which the F/B/O Jonathan Wyatt Gruber Trust Dated December 30, 1995 has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement. The address for each person or entity is c/o Gruber & McBaine Capital Management, LLC, 50 Osgood Place, San Francisco, CA 94133.
(19) Includes 448,000 shares of Series B Preferred which Lagunitas Partners, L.P. has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 140,000 shares of Series B Preferred which Gruber & McBaine International has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 80,000 shares of Series B Preferred which Jon Gruber has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; 16,000 shares of Common Stock subject to a fully vested and exercisable warrant which the F/B/O Lindsay Deroy Gruber Trust Dated December 27, 1976 has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement; and 16,000 shares of Series B Preferred which the F/B/O Jonathan Wyatt Gruber Trust Dated December 30, 1995 has the right to acquire, subject to shareholder approval, on or before December 31, 2001 pursuant to the Purchase Agreement.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with one class of directors elected annually for a term of three years. Each director serves until a successor has been elected and qualified. The class of directors whose term expires in 2001 presently consists of two directors, Mr. Michael P. Downey and Mr. Francis E. Girard. Messrs. Downey and Girard have been nominated for election at the 2001 Annual Meeting to hold office until the 2004 Annual Meeting. Should these nominees become unable to serve for any reason, the Nominating Committee of the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominees.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR MR. DOWNEY AND MR. GIRARD AS DIRECTORS.

NOMINEES

           CLASS I DIRECTORS (TERMS TO EXPIRE AT 2004 ANNUAL MEETING)

     Michael P. Downey, age 54, has served on the Board of Directors since February 1997. Mr. Downey currently is a private investor and executive consultant. From 1995 until November 1997, Mr. Downey served as Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett ("NPB"), a medical manufacturing company. Mr. Downey served as Vice President and Chief Financial Officer of NPB from 1989 until 1995, and in other capacities for NPB from 1986 until 1989. He retired from NPB upon its acquisition in November 1997 by Mallinckrodt. Prior to his employment by NPB, Mr. Downey was Vice President of Finance for Shugart Corporation, a manufacturer and distributor of computer disk drives, and had several years experience in accounting management positions with General Motors Corporation. Mr. Downey is also a member of the board of directors of Emulex Corporation, which designs and manufactures software- and hardware-based network access products.

     Francis E. Girard, age 62, has served on the Board of Directors since October 1998. Mr. Girard currently serves as Vice Chairman of Comverse Network Systems, a subsidiary of Comverse Technologies, Inc. He also served as Chief Executive Officer of Comverse from January 1998 until January 2001. From May 1996 to January 1998, Mr. Girard served as President, Chief Executive Officer and as a director of Boston Technology, Inc. Previously, Mr. Girard has also served as Vice President of Sales, Marketing and Support of NEC Information Systems, Inc. Mr. Girard is a member of the board of directors of Comverse Technology, Inc., and NETsilicon, Inc.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

            CLASS II DIRECTOR (TERM TO EXPIRE AT 2003 ANNUAL MEETING)

     Steven G. Manson, age 42, has served as a Director, President and Chief Executive Officer of the Company since July 2000. Mr. Manson joined the Company in October 1996 as Vice President of Product Management - Computer Telephony Division. He was named Vice President and General Manager in October 1997 and Senior Vice President and General Manager of the Computer Telephony Products Group in October 1998. Mr. Manson joined Artisoft from Gensym Corporation where he was Director of Corporate Marketing from October 1995 - October 1996. Earlier in his career, Mr. Manson held various senior level marketing positions at Cadre Technologies, Inc. and Prime Computer Inc.

          CLASS III DIRECTORS (TERMS TO EXPIRE AT 2002 ANNUAL MEETING)

     Robert H. Goon, age 60, has served on the Board of Directors since September 2000. Mr. Goon has been engaged in the practice of law for 35 years. Since October 1999, he has been a sole practitioner. For more than the previous five years, Mr. Goon was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro, LLP. Mr. Goon also serves as a director of Emulex Corporation, a company engaged in the design and manufacture of both software- and hardware-based network access products, and Coastcast Corporation, a manufacturer of golf club heads.

     Kathryn B. Lewis, age 50, has served on the Board of Directors since August 1994. Since 1978, Ms. Lewis has held several positions at Western Digital Corporation, a manufacturer of computer disk drives, including as President, Personal Storage Division until September, 1998. Since September 1998, Ms. Lewis has primarily acted as a private investor.

BOARD AND COMMITTEE MEETINGS

     During fiscal 2001, the Board of Directors met 11 times. Each director attended at least 75% of the Board meetings and meetings held by all of committees of which that director served.

     The Company has a standing Compensation Committee of the Board of Directors which reviews, and recommends to the Board for approval, the compensation programs for the Chief Executive Officer, other executive officers and key employees. The Compensation Committee also administers the Company's bonus and incentive plans and programs, including stock option and stock purchase plans. The Compensation Committee met five times during 2001. The current members of the Compensation Committee are Messrs. Girard (Chair) and Ms. Lewis.

     The Company has a standing Nominating Committee of the Board of Directors which recommends nominees for director of the Company. The Nominating Committee met five times during 2001. The Nominating Committee will consider nominees recommended by shareholders. Shareholders who wish to recommend nominees for director should submit such recommendations to the Secretary of the Company, at the principal offices of the Company, who will forward such recommendations to the Nominating Committee for consideration. The current members of the Nominating Committee are Messrs. Goon (Chair), Downey and Manson.

     The Company has a standing Audit Committee of the Board of Directors, which monitors and reviews the Company's financial statements and the underlying reporting policies and internal controls, recommends the selection of the Company's independent auditors, and reviews whether non-audit services provided by the independent auditor undermine the auditor's independence. The Audit Committee met five times during 2001. The current members of the Audit Committee are Ms. Lewis (Chair) and Messrs. Downey and Girard.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The Nasdaq Marketplace Rules require all Nasdaq companies to have an Audit Committee of at least three members comprised solely of independent directors, each of whom must be able to read and understand fundamental financial statements and one of whom must be financially sophisticated. A director will not be considered "independent" if, among other things, the director has been employed by the company or its affiliates in the current or past three years. Under exceptional and limited circumstances, Nasdaq allows one non-independent director to serve on the Audit Committee provided that the Board determines such appointment to be in the best interests of the company and its shareholders.

     Two audit committee members, Mr. Girard and Ms. Lewis, are independent pursuant to the Nasdaq rules. Mr. Downey, having served as interim President and Chief Executive Officer of the Company from March 2000 through June 2000, following the resignation of Mr. Thomas and the appointment of Mr. Manson in July 2000, does not meet Nasdaq's definition of independence.

     The Board of Directors has determined that Mr. Downey's membership on the Audit Committee is in the best interests of the Company and its shareholders. The Board's decision was based, in part, on Mr. Downey's limited employment by the Company pending the appointment of a President and Chief Executive Officer; his election not to receive any bonus compensation while an employee of the Company; his critical role in continuing the implementation of the Company's business strategies; and his financial sophistication, including his prior experience as executive vice president and chief financial officer of Nellcor Puritan Bennett, a medical device company; as vice president for finance for Shugart Corporation, a manufacturer and distributor of computer disk drives; and as an employee in various accounting management positions with General Motors Corporation.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a $10,000 annual retainer. All Directors receive an additional $2,000 annual retainer for each Committee on which they serve as a Chairman, plus $1,000 per Board meeting attended and $700 per Committee meeting attended ($400 for telephonic Board or Committee meetings). In addition to the director fees, a nonemployee Chairman of the Board receives cash compensation of $50,000 per year and, upon appointment as Chairman, an option to purchase 15,000 shares of Common Stock. In addition, he or she receives an option to purchase 15,000 shares of Common Stock at each subsequent annual meeting of shareholders, provided the Chairman has served a minimum of six months.

     Directors who are not employees of the Company receive an option to purchase 20,000 shares of Common Stock upon their initial election to the Board of Directors. In addition, on the date of each annual meeting, each nonemployee Director receives an option to purchase 10,000 shares of Common Stock. Options granted to Directors, including the Chairman, vest over a three-year period unless a change in control of the Company occurs, in which case they become 100% vested and exercisable. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

     All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

EXECUTIVE COMPENSATION

     The following table shows for the last three fiscal years the compensation paid to (i) the Company's chief executive officer; (ii) four other executive officers; and (iii) two former executive officers, as required under the rules of the Commission (collectively, the "Named Officers"):

                                                                                SECURITIES
                                                                                UNDERLYING
                                            FISCAL                               OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY($)    BONUS($)    (SHARES)(#)    COMPENSATION($)
---------------------------                  ----     ---------    --------    -----------    ---------------
Steven G. Manson (1)......................   2001      208,491      10,389       245,000          4,087 (2)
President and Chief Executive Officer        2000      165,653      50,235        25,000          5,053
                                             1999      143,007      47,833        70,000          5,519

Christopher Brookins......................   2001      159,734       4,290        92,500          3,537 (3)
Vice President of Development and            2000      149,997      34,032        25,000          4,284
 Chief Technology Officer                    1999      133,317      24,710        40,000          4,437

Paul Gregory Burningham (4)...............   2001      129,922       3,518        37,500          4,451 (5)
Vice President of Sales                      2000       40,865       5,000        50,000          1,010
                                             1999           --          --            --             --

D. Terry Fagin (6)........................   2001      141,136      75,552        67,500             --
Former Vice President of Sales               2000       13,846      13,750        20,000             --
                                             1999           --          --            --             --

Carol J. Meier (7)........................   2001      129,922       3,270        37,500          3,442 (8)
Former Vice President of Marketing           2000       38,462       5,000        50,000          1,010
                                             1999           --          --            --             --

----------
(1) Mr. Manson served as the Company's Senior Vice President and General Manager-Computer Telephony Group until his appointment as President and Chief Executive Officer in July, 2000.
(2) For fiscal year 2001, consists of $202 for Company-paid life insurance and $3,885 for matching contributions under the Company's 401(k) plan. For fiscal year 2000, consists of $637 for Company-paid life insurance and $4,416 for matching contributions under the Company's 401(k) plan. For fiscal year 1999, consists of $466 for Company-paid life insurance and $5,053 for matching contributions under the Company's 401(k) plan.

(3) For fiscal year 2001, consists of $202 for Company-paid life insurance and $3,335 for matching contributions under the Company's 401(k) plan. In each of fiscal years 2000 and 1999, consists of matching contributions under the Company's 401(k) plan.
(4) Mr. Burningham served as Vice President of Business Development from February, 2000 until his appointment as Vice President of Sales in September 2001.
(5) For fiscal year 2001, consists of $298 for Company-paid life insurance and $4,153for matching contributions under the Company's 401(k) plan. For fiscal year 2000, consists of matching contributions to the Company's 401(k) plan.
(6) Mr. Fagin began serving as Vice President of Sales in October, 2000. Mr. Fagin resigned from the Company in September 2001.
(7) Ms. Meier began serving as Vice President of Marketing in March, 2000. Ms. Meier resigned from the Company in September 2001.
(8) For fiscal year 2001, consists of $238 for Company-paid life insurance and $3,204 for matching contributions under the Company's 401(k) plan. For fiscal year 2000, consists of matching contributions under the Company's 401(k) plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the grants of stock options to the Named Officers during the fiscal year ended June 30, 2001:

                                                    INDIVIDUAL GRANTS
                                                                                                    POTENTIAL REALIZABLE VALUE
                                     NUMBER OF       PERCENT OF TOTAL                               AT ASSUMED ANNUAL RATES OF
                                     SECURITIES      OPTIONS GRANTED     EXERCISE                     STOCK APPRECIATION FOR
                                     UNDERLYING      TO EMPLOYEES IN       PRICE                          OPTION TERM (4)
                                  OPTIONS GRANTED      FISCAL YEAR       ($/SHARE)    EXPIRATION    --------------------------
NAME                                  (#) (1)            (%) (2)            (3)          DATE         5%($)            10%($)
----                                  -------            -------            ---          ----         -----            ------
Steven G. Manson................      170,000              13.6            8.44        7/27/10       901,425        2,285,225
                                       75,000               5.6            3.69         5/9/11       174,045          441,053
Christopher Brookins............       50,000               4.0            8.44        7/27/10       265,315          672,340
                                       42,500               3.4            4.06        1/30/11       108,583          275,162
D. Terry Fagin..................        2,000               0.2            8.44        7/27/10        10,613           26,894
                                       48,000               3.8            7.25        11/1/10       218,856          554,606
                                       17,500               1.4            4.06        1/30/11        44,711          113,302
Paul Gregory Burningham.........       20,000               1.6            8.44        7/27/10       106,126          268,930
                                       17,500               1.4            4.06        1/30/11        44,711          113,302
Carol J. Meier..................       20,000               1.6            8.44        7/27/10       106,126          268,930
                                       17,500               1.4            4.06        1/30/11        44,711          113,302

----------
(1) Options become 25% vested after one year, and vest monthly over three years thereafter.
(2) Based on grants of options during 2001 to purchase up to aggregate of 1,253,809 shares of Common Stock.
(3)  All options were granted at the fair market value on the date of grant.
(4) Potential realizable value is based on an assumption that the market price of the Company's Common Stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate or projection of future stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Company's Common Stock.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options by the Named Officers during the fiscal year ended June 30, 2001, and the number and value of unexercised options held by the Named Officers at the fiscal year end.

                                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               SHARES                       UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON      VALUE       OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END
NAME                         EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE($)*
----                         -----------    -----------    -------------------------    -----------------------------
Steven G. Manson...........      --             --               73,043/299,214               20,463/102,296
Christopher Brookins.......      --             --               84,062/128,438              108,923/43,790
D. Terry Fagin.............      --             --                5,000/82,500                     0/8,356
Paul Gregory Burningham....      --             --               14,583/72,917                     0/8,356
Carol J. Meier.............      --             --               14,583/72,917                     0/8,356

----------
* The per-share value of unexercised in-the-money options is calculated by subtracting the option exercise price from $4.54, the last sale price of the Company's Common Stock on June 30, 2001 as reported on the Nasdaq National Market.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

     The Company has entered into change in control agreements with all of its executive officers. These agreements provide that in the event of a change in control of the Company and a termination of employment within two years without cause or by the executive for "good reason", such as a reduction in duties and responsibilities, (i) all of the officer's unvested options vest and become exercisable in full and (ii) the Company will pay the executive a lump sum equal to one year's base salary (two years for the chief executive officer) plus bonus. In addition, the executive will be entitled to other employee benefits that he or she would otherwise have received for a one-year period (two years for the chief executive officer) after the termination of employment.

     With respect to options granted under the Company's 1990 Stock Incentive Plan, in the event of a change of control of the Company, the Compensation Committee, in its discretion, may elect to do either or both of the following:
(a) declare outstanding options fully vested and immediately exercisable or (b) cash out the value of all outstanding stock options at the price per share at which the change in control occurs. Under the Company's 1994 Stock Incentive Plan, in the event of a change of control of the Company, the Compensation Committee may, in its discretion, accelerate vesting under any award. Under the Employee Stock Purchase Plan, if a change of control occurs, all outstanding purchase rights vest immediately and Common Stock is purchased for the accounts of the participants.

     In addition, the Company has entered into a severance agreement with its chief executive officer providing that, in the event his employment is terminated without cause, he will have the option of receiving a lump sum payment equal to six months base salary or a salary continuation for nine months from the date of termination or until the date he has obtained other full-time employment, whichever is earlier.

REPORT OF THE COMPENSATION COMMITTEE

     This report is submitted by the Compensation Committee of the Board of Directors and addresses the Company's policies for fiscal 2001. All members of the Compensation Committee are nonemployee directors.

     COMPENSATION PHILOSOPHY. The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success; to align the financial interests of executive officers with the performance of the Company; to strengthen the relationship between executive pay and shareholder value; to motivate executive officers to achieve the Company's business objectives; and to reward individual performance. In general, the Compensation Committee considers the following.

     * The level of compensation paid to executive officers in companies similarly situated in size and products. To ensure that pay is competitive, the Compensation Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries. Compensation surveys used by the Company include the companies comprising the Nasdaq Computer and Technology Stocks.

     * The individual performance of each executive officer. Individual performance includes meeting performance objectives, demonstration of knowledge, skills and teamwork and acceptance of the Company's core values.

     * Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals.

     * The responsibility and authority of each position relative to other positions within the Company.

     BASE SALARY. Base salaries are established for each executive officer at levels that are intended to be competitive with comparable positions at other software and computer industry companies of similar size or products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the Compensation Committee considers each individual executive officer's achievements during the prior fiscal year in meeting Company financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance.

     PERFORMANCE BONUS. Executives are eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet six month performance targets of the Company and individual performance objectives. At the beginning of each fiscal year and at mid-year, the Compensation Committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. Executive bonuses are targeted between 20% and 50% of the executive officer's base salary, for the applicable period. Before bonus becomes payable, the predetermined objectives must have been achieved. Individual bonuses increase if the Company exceeds its established objectives. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the Compensation Committee. Individual performance objectives for the Chief Executive Officer are determined by the Compensation Committee and reviewed and approved by the Board of Directors (other than the Chief Executive Officer).

     OPTION GRANTS. The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with the shareholders. The Compensation Committee typically awards a stock option subject to four-year vesting upon hiring an executive officer. After the initial grant, the Compensation Committee considers awarding additional options, usually on an annual basis. Options are granted at the market price for the Company's Common Stock at the time of grant.

     In determining the size of stock option grants, the Compensation Committee considers the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to the Company and comparable equity compensation offered by other software and computer industry companies.

     CHIEF EXECUTIVE OFFICER COMPENSATION. As the Company's President and Chief Executive Officer, Steven G. Manson received salary in 2001 of $208,491. Mr. Manson's annual salary for 2001 was determined based on an assessment of comparative industry salaries using established executive compensation surveys. Mr. Manson's cash bonus for 2001 of $10,389 was determined in accordance with the criteria discussed above.

     In July 2000, the Company granted Mr. Manson an option to purchase up to 170,000 shares of Common Stock at $8.44 per share. In May 2001, Mr. Manson was granted an option to purchase up to 75,000 shares of Common Stock at $3.69 per share. One-quarter of these shares will vest and become exercisable one year after the date of grant, and the remaining shares will become exercisable in equal monthly installments over the ensuing three years. The Committee believes that this option provides an appropriate long-term incentive for continued service on behalf of the Company.

     IMPACT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a corporation's chief executive officer and the other four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the stock options granted to its executive officers in a manner that is intended to avoid disallowances under
Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payments are appropriate and in the best interests of the shareholders, after taking into consideration changing business conditions and the performance of its employees.

                             COMPENSATION COMMITTEE

                             Francis E. Girard
                             Kathryn B. Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during fiscal 2001, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company is a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Company's Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports on holdings and transactions in the Company's equity securities with the SEC.

     Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports and written representations that no other reports were required, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% shareholders were satisfied during fiscal 2001.

COMPARISON OF STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder returns on the Company's Common Stock with the cumulative total return of (i) the Nasdaq National Market Index (ii) the Nasdaq Computer and Data Processing Index and
(iii) the Nasdaq Telecommunications Index for the period commencing June 30, 1996 and ending June 30, 2001. The comparison assumes the investment of $100 and assumes dividends, if any, were reinvested. In past years, the cumulative total shareholder return on the Company's Common Stock has been compared with the Nasdaq Computer and Data Processing Index. Given the shift in the Company's business away from local area networking and towards a concentration on software-based phone systems, the cumulative total shareholder return is also compared this year with the Nasdaq Telecommunications Index, a more appropriate peer group which includes most of our competitors.

                                               Comparison of 5 Year Cumulative Total Return*
                                       Among Artisoft, Inc., The Nasdaq National Market (U.S.) Index,
                                              The Nasdaq Computer & Data Processing Index and
                                                   The Nasdaq Telecommunications Index
                                       --------------------------------------------------------------
                                           6/96      6/97      6/98      6/99      6/00      6/01
                                           ----      ----      ----      ----      ----      ----
ARTISOFT, INC.                           100.00     27.14     31.43     57.86    138.57     51.89
NASDAQ NATIONAL STOCK MARKET (U.S.)      100.00    121.60    160.06    230.22    340.37    184.51
NASDAQ COMPUTER & DATA PROCESSING        100.00    126.23    190.78    291.79    412.14    223.89
NASDAQ TELECOMMUNICATIONS                100.00    109.51    185.20    303.74    340.33    144.33

REPORT OF THE AUDIT COMMITTEE

     For the fiscal year ended June 30, 2001, the Audit Committee of the Company's Board of Directors was composed of three members and acted under a written charter approved by the Board on June 29, 2000. The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended June 30, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with KPMG LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     * the initial selection of and changes in significant accounting policies;

     *    methods to account for significant unusual transactions;

     * the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     * the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates;

     * adjustments arising from the audit that, in the auditors' judgment, have a significant effect on the entity's financial reporting;

     * serious difficulties, if any, encountered in dealing with management in the performance of the audit; and

     * disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to in "Independent Auditor's Fees and Other Matters" below, is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

                                 AUDIT COMMITTEE

                                 Kathryn B. Lewis
                                 Michael P. Downey
                                 Francis E. Girard

INDEPENDENT AUDITOR'S FEES AND OTHER MATTERS

     AUDIT Fees. KPMG LLP billed the Company an aggregate of $109,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended June 30, 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended June 30, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

     ALL OTHER FEES. KPMG LLP billed the Company an aggregate of $100,159 in fees for other services rendered to the Company and its affiliates for the fiscal year ended June 30, 2001, primarily for tax compliance and advisory services and accounting advisory services.

                                  PROPOSAL TWO:
              AUTHORIZATION OF ISSUANCE OF SERIES B PREFERRED STOCK
                      AND WARRANTS TO PURCHASE COMMON STOCK

     On August 8, 2001 the Company entered into the Purchase Agreement with entities affiliated with Special Situations Funds and entities affiliated with Gruber & McBaine Capital Management, LLC (the "Investors") under which the Company agreed to issue to the Investors, in two separate closings, (i) an aggregate of up to 2,800,000 shares of Series B Preferred at a per share purchase price of $2.50 and (ii) warrants to purchase an aggregate of up to 2,800,000 shares of Common Stock at a per share exercise price of $3.75.

     On August 8, 2001, at the first closing under the Purchase Agreement, the Company issued and sold to the Investors (i) an aggregate of 1,560,000 shares of Series B Preferred and (ii) warrants to purchase up to an aggregate of 1,560,000 shares of Common Stock at a per share exercise price of $3.75 (together with such 1,560,000 shares of Series B Preferred, the "Initial Securities"). Gross proceeds to the Company for the sale of the Initial Securities at the first closing were $3,900,000. Assuming the conversion or exercise, as the case may be, into Common Stock, the Initial Securities represent 19.9% of the outstanding shares of Common Stock immediately prior to the first closing and 19.9% of the outstanding shares of Common Stock as of the record date for the Annual Meeting. Entities affiliated with Special Situations Funds were the only Investors participating in the first closing.

     The Purchase Agreement provides for a second closing at which the Company will issue to the Investors (i) up to 1,240,000 shares of Series B Preferred and
(ii) warrants (together with the warrants issued at the first closing, the "Warrants") to purchase up to 1,240,000 shares of Common Stock at an initial per share exercise price of $3.75 (together with such 1,240,000 shares of Series B Preferred, the "Additional Securities"). Gross proceeds to the Company for the sale of the Additional Securities at the second closing will be $3,100,000. Assuming their conversion or exercise, as the case may be, into Common Stock, the Additional Securities represent 15.8% of the outstanding shares of Common Stock immediately prior to the first closing and 15.8% of the outstanding shares of Common Stock as of the record date for the Annual Meeting. Entities affiliated with Special Situations Funds and entities affiliated with Gruber & McBaine International are all designated under the Purchase Agreement to participate in the Second Closing. Jon D. Gruber and Luganitas Partners, L.P., both Investors in the Series B Preferred, own 77,000 and 11,500 shares of Common Stock, respectively.

     The issuance and sale of the Additional Securities at the second closing is subject to the approval of the Company's shareholders, excluding the Investors, and is therefore being presented for shareholder approval at the Annual Meeting. The Initial Securities will remain outstanding, notwithstanding whether the issuance and sale of the Additional Securities at the second closing is approved at the Annual Meeting. In the aggregate, the Initial Securities issued and sold at the first closing and the Additional Securities issuable at the second closing when converted into or exercised for, as the case may be, Common Stock, represent 35.6% of the outstanding shares of Common Stock immediately prior to the first closing and 35.6% of the outstanding shares of Common Stock as of the record date for the Annual Meeting.

     The Company expects to use the proceeds from the sale of securities under the Purchase Agreement for working capital and general corporate purposes.

     Shares of Common Stock are quoted on the Nasdaq National Market ("Nasdaq") under the symbol "ASFT". Nasdaq rules require that the Company obtain shareholder authorization for issuance of the Additional Securities. If the Company were to effect the sale and issuance of the Additional Securities without shareholder authorization, the Common Stock could be delisted from Nasdaq. Consequently, it is a condition to the second closing under the Purchase

Agreement that the issuance of the Additional Securities be authorized by the holders of a majority of the shares present or represented by proxy and voting on the matter at the Annual Meeting, excluding shares of Series B Preferred and shares of Common Stock issued upon exercise of any outstanding Warrants.

     THE BOARD BELIEVES THAT THE SALE AND ISSUANCE OF THE ADDITIONAL SECURITIES IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

NASDAQ

     Nasdaq has the authority to delist the Common Stock if the Company fails to comply with Nasdaq's listing criteria. As a condition of continued listing, the Company is required to obtain shareholder authorization prior to any sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The Initial Securities, when aggregated with the Additional Securities, will initially be convertible into or exercisable for, as the case may be, 5,600,000 shares of Common Stock. Those 5,600,000 shares representing 35.6% of the outstanding shares of Common Stock as of September 10, 2001. In addition, the shares of Series B Preferred will generally have voting power equal to the number of shares of Common Stock into which they are convertible. The shares of Series B Preferred will be issued at a per share purchase price of $2.50 and the shares of Common Stock issuable upon exercise of the Warrants will be issuable at a per share price of $3.75. On October 4, 2001, the closing per share sale price of the Common Stock on Nasdaq was $2.00.

THE FINANCING

     Pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Investors an aggregate of up to 2,800,000 shares of Series B Preferred at a per share purchase price of $2.50 and Warrants to purchase an aggregate of up to 2,800,000 shares of Common Stock at a per share exercise price of $3.75. The Purchase Agreement contemplates two closings. At the first closing on August 8, 2001, the Company issued and sold the Initial Securities. The issuance and sale of the Initial Securities did not require shareholder approval. At the second closing, the Company will issue and sell the Additional Securities. It is a condition to the second closing that the Company's shareholders, excluding the Investors, authorize the issuance and sale of the Additional Securities. If the second closing does not occur on or prior to December 31, 2001, the obligations of the Company and the Investors to effect the second closing may terminate. The Purchase Agreement also provides that for so long as the Investors hold at least a majority of the shares of Series B Preferred issued to the Investors under the Purchase Agreement, they shall have the right to participate, up to their pro rata share, in future non-public capital raising transactions of the Company.

     Concurrently with the Purchase Agreement, the Company entered into a registration rights agreement under which it agreed to register for resale by the Investors the Common Stock underlying the Initial Securities and the Additional Securities. Under the registration rights agreement, the Company is required to file a registration statement relating to the resale of the Common Stock underlying the Initial Securities by October 7, 2001, and that registration statement must be declared effective by the Securities and Exchange Commission by December 6, 2001. In addition, the Company is required to file a registration statement relating to the resale of the Common Stock underlying the Additional Securities by the date sixty days after the second closing under the Purchase Agreement, and that registration statement must be declared effective by the Securities and Exchange Commission by the date 120 days after the second closing. If these filing dates and effective dates are not met, the Company is required to pay to the Investors liquidated damages in an amount equal to 1.5% of the purchase price of the Initial Securities or the Additional Securities, as the case may be, for any month or pro rata for any portion thereof by which the applicable dates have lapsed. Prior to entering into the Purchase Agreement, the Company amended its shareholder rights plan to provide that securities issued pursuant to the Purchase Agreement would not be counted in determining whether a person or entity has exceeded the 25% ownership threshold established by the plan. In addition, the Company amended its shareholder rights plan so that the rights thereunder would expire and the plan would terminate effective December 31, 2001. Under the terms of the Purchase Agreement, the Company is restricted from adopting another shareholder rights plan.

     The rights, preferences and powers of the Series B Preferred include the following.

     VOTING RIGHTS. In general, shares of the Series B Preferred vote on an as-converted basis with the shares of Common Stock as the same class. The holders of the Series B Preferred, voting as a separate class, also have the right to elect two members of the Company's Board of Directors. As of the date of the printing of this proxy statement, the holders of the Series B Preferred had not exercised that right. Pursuant to the Purchase Agreement, each of the Investors has agreed that for so long as Special Situations Fund III, L.P. and/or one of its affiliates holds shares of Series B Preferred, Special Situations Fund III, L.P. shall have the right to designate the directors to be elected by the holders of the Series B Preferred, and each of the Investors will vote its shares of Series B Preferred to elect Special Situations Fund III, L.P.'s designees. In addition, the vote of the holders of at least a majority of the outstanding shares of Series B Preferred will generally be required for the Company to effect certain transactions, including, without limitation, (i) issuing additional shares of Series B Preferred or stock with rights, preferences or privileges senior to or on a parity with the Series B Preferred;
(ii) amending the Company's certificate of incorporation or by-laws or recapitalizing or reclassifying the Company's securities so as to adversely affect or diminish the rights, preferences or privileges of the Series B Preferred; (iii) increasing size of the Company's board of directors to greater than nine members; (iv) effecting certain redemptions and repurchases of the Company's capital stock; and (v) effecting certain dividend payments on any shares of the Company's capital stock.

     LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred will be entitled to be paid out of the Company's assets available for distribution prior to any distribution to the holders of Common Stock an amount equal to $2.50 per share (as adjusted for stock splits, stock dividends and similar events). A merger, consolidation, change of control or sale of all or substantially all of the Company's assets will be deemed to be a liquidation of the Company.

     CONVERSION. The holders of the Series B Preferred have the right, at any time and at their option, to convert each share of Series B Preferred into a number of shares of Common Stock determined by dividing the then- applicable per share liquidation preference of the Series B Preferred by the then-applicable per share conversion price of the Series B Preferred (the "Conversion Price"). Initially, the Conversion Price is $2.50. In addition, each share of Series B Preferred will convert, in accordance with the same formula, at the option of the Company in the event the closing per share bid price of the Common Stock as traded on Nasdaq exceeds $5.00 for 30 consecutive trading days and all of the shares of Common Stock issuable upon conversion of the Series B Preferred are registered for resale pursuant to an effective registration statement. The Conversion Price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the Conversion Price is also subject to adjustment in the case of an issuance of shares of Common Stock, or securities exercisable for or convertible into Common Stock, at a per share price less than the Conversion Price then in effect (a "Series B Dilutive Issuance"). In the event of a Series B Dilutive Issuance, the Conversion Price will be reduced to equal the per share price of that Series B Dilutive Issuance.

     DIVIDENDS. Holders of shares of Series B Preferred shall be entitled to receive dividends when and if declared as determined by the Company's Board of Directors. The Company may not pay any dividends or distributions on shares of Common Stock, other than dividends payable solely in shares of Common Stock, unless the holders of shares of Series B Preferred first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series B Preferred equal to the product of (i) the per share dividend or distribution to be paid for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which the Series B Preferred is then convertible.

     In addition to shares of Series B Preferred, the Purchase Agreement also provides for the issuance by the Company of Warrants to purchase an aggregate of up to 2,800,000 shares of Common Stock at a per share exercise price of $3.75. The Warrants have a term of exercise which expires on September 30, 2006. The number of shares issuable upon exercise and the per share exercise price of the Warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the per share exercise price of the Warrants is also subject to adjustment in the case of an issuance of shares of Common Stock or securities exercisable for or convertible into Common Stock, at a per share price less than the per share exercise price of the Warrants then in effect (a "Warrant Dilutive Issuance"). In the event of a Warrant Dilutive Issuance, the per share exercise price of the Warrants will be reduced to equal the per share price of that Warrant Dilutive Issuance. In addition, the Warrants may be exercised by means of a "net exercise" feature under which the Company does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by the Company in lieu of payment of the exercise price. This net exercise right is generally limited to times when the Company is not in compliance with its obligations relating to the registration of the shares of Common Stock underlying the Warrants for resale under the Company's registration rights agreement with the Investors. The Company may, at its option, demand that the Warrants be exercised, in the event the closing per share bid price of the Common Stock as traded on the Nasdaq National Market exceeds $7.50 for 30 consecutive trading days and all of the shares of Common Stock underlying the Warrants are registered for resale pursuant to an effective registration statement.

                                 PROPOSAL THREE:
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 2002. KPMG LLP has served as independent accountants of the Company since 1990. Although shareholder ratification of the selection of KPMG LLP is not required by law, the Board of Directors believes that it is desirable to give shareholders the opportunity to ratify this selection. If this proposal is not approved at the meeting, the Board of Directors will reconsider the selection of KPMG LLP.

     The affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required to ratify the selection of KPMG LLP. Abstentions are effectively counted as votes against this proposal. Brokers have discretionary voting power with respect to this proposal. Representatives of KPMG LLP are expected to be present at the 2001 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF ITS SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

INCORPORATION BY REFERENCE

     The SEC allows the Company to incorporate into this proxy statement information that is contained within its Annual Report on Form 10-K (the "Form 10-K") which is included with the Company's Annual Report to Shareholders. A copy of the Company's Annual Report to Shareholders is being delivered to you with this proxy statement. The Company is incorporating into this proxy statement by reference the following information from the Form 10-K:

     *    the information set forth under Item 7 of Part II of the Form 10-K;

     *    the information set forth under Item 7A of Part II of the Form 10-K;

     *    the information set forth under Item 8 of Part II of the Form 10-K;
          and

     *    the information set forth under Item 9 of Part II of the Form 10-K.

OTHER MATTERS

     Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal office in Cambridge, Massachusetts no later than June 1, 2002 in order to be included in the Company's proxy statement for that meeting.

     In addition, the Company's by-laws require all shareholder proposals to be timely submitted in advance to the Company (other than proposals submitted for inclusion in the Company's proxy statement and form of proxy card, which are addressed above). To be timely, the notice must be received by the Company no less than 90 days and no more than 120 days prior to the date of the 2002 Annual Meeting. The Company has not yet set a date for the 2002 Annual Meeting. However, if the 2002 annual meeting is held on November 8, 2002 (the anniversary of the 2001 Annual Meeting), delivery of the notice would need to be made between July 10, 2002 and August 9, 2002.


                       By Order of the Board of Directors

                       MICHAEL J. O'DONNELL
                       SECRETARY

October 12, 2001

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT SHAREHOLDERS PLAN TO ATTEND, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY                                                                      PROXY

                                 ARTISOFT, INC.
               5 CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS 02142

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, revoking all prior proxies, appoints Michael P. Downey, Steven G. Manson and Michael O'Donnell, and each of them, as proxies, each with the power to appoint a substitute, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Artisoft, Inc. held by the undersigned on September 10, 2001, at the annual shareholders' meeting to be held on November 8, 2001, at Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, MA 02109, and at any adjournment or postponement of the meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

The Board of Directors recommends a vote FOR each of the proposals listed below.

                                                       FOR    WITHHOLD   FOR ALL
1.     Election of Directors                           ALL      ALL      EXCEPT
   01) Michael P. Downey                               [ ]      [ ]        [ ]
   02) Francis E. Girard

     To withhold authority, mark "For All Except" and write the nominee number on the line below. __________________

2.   Authorization of the issuance                     FOR    AGAINST    ABSTAIN
     of Series B Preferred Stock and Warrants to       [ ]      [ ]        [ ]
     purchase Common Stock

3.   Ratification of the appointment of KPMG LLP
     as independent certified public accountants       [ ]      [ ]        [ ]

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS AND, WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:________________________________      Dated: ________________, 2001
Signature:________________________________      Dated: ________________, 2001


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                              FOLD AND DETACH HERE

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.